                                                                    EXHIBIT 23.7


                       CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated November 6, 1992, accompanying the consolidated financial statements of Professional Health Care Management, Inc. included in the Annual Report of Omega Healthcare Investors, Inc. on Form 10-K for the year ended December 31, 1993. We hereby consent to the incorporation by reference of the said report in the Registration Statement of Omega Healthcare Investors, Inc. on Form S-4 (filed on or about August 23, 1994).


                                                        Grant Thornton

                                                        /s/ Grant Thornton





Chicago, Illinois
August 22, 1994